Exhibit 5.1
[Letterhead of Sullivan & Cromwell LLP]

October 29, 2024
SJW Group,
110 W. Taylor Street,
San Jose, California 95110.
Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) shares of common stock, par value $0.001 per share (the “Common Stock”), of SJW Group, a Delaware corporation (the “Company”), (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company, (iii) depositary shares or depositary receipts representing shares of Preferred Stock (the “Depositary Shares”), (iv) debt securities (the “Debt Securities”) of the Company, (v) warrants (the “Warrants”) of the Company to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares or Debt Securities, and (vi) units of the Company comprising two or more of the aforementioned securities (the “Units,” together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities and the Warrants, the “Securities”) pursuant to a Registration Statement on Form S-3 (as amended from time to time, the “Registration Statement”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
Upon the basis of such examination, it is our opinion that:
(1)    When the Registration Statement has become effective under the Act, the terms of the issue and sale of the Common Stock have been duly established in conformity with the Company’s certificate of incorporation, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.
(2)    When the Registration Statement has become effective under the Act, a certificate of designations with respect to the Preferred Stock substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware, the terms of the Preferred Stock and of its issue and sale have been duly established

SJW Group	-2-

in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.
(3)    When the Registration Statement has become effective under the Act, the deposit agreement (the “Deposit Agreement”) relating to the relevant Depositary Shares governed by the laws of the State of New York between the Company and the entity selected as depositary (the “Depositary”) has been duly authorized, executed, and delivered, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Company has deposited shares of Preferred Stock with the Depositary to be represented by such Depositary Shares that are duly authorized, validly issued and fully paid, and the Depositary Shares have been duly authorized, executed and authenticated in accordance with the Deposit Agreement and issued and sold as contemplated in the Registration Statement, the Depositary Shares will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(4)    When the Registration Statement has become effective under the Act, the indenture (the “Indenture”) relating to the relevant Debt Securities has been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly authorized, executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(5)    When the Registration Statement has become effective under the Act, the warrant agreement (the “Warrant Agreement”) relating to the relevant Warrants has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon

SJW Group	-3-

the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly authorized, executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(6)    When the Registration Statement has become effective under the Act, the unit agreement (the “Unit Agreement”) relating to the relevant Units has been duly authorized, executed and delivered, the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Units have been duly authorized, executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated in the Registration Statement, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
In connection with our opinions set forth above, we have assumed that at the time of the issuance, sale and delivery of each particular Security, the authorization of the Securities will not have been modified or rescinded and, with respect to each Security, that such Security will conform to the draft forms of the Securities examined by us.
In connection with our opinions set forth above, we have assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.
In connection with our opinion set forth above, we have assumed with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by us would not require the Company to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Company to issue, sell and deliver such Security.

SJW Group	-4-

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers and we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company, the Securities or their offering and sale.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Securities and the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine, assumptions which we have not independently verified. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any property, upon exercise or otherwise pursuant to the terms of the Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ SULLIVAN & CROMWELL LLP